As filed with the Securities and Exchange Commission on September 2, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TG THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-3898269
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2 Gansevoort Street, 9th Floor

New York, New York 10014

(212) 554-4484

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Sean Power

Chief Financial Officer

TG Therapeutics, Inc.

2 Gansevoort Street, 9th Floor

New York, New York 10014

(212) 554-4484

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

The Commission is requested to send copies of all communications to:

Matthew W. Mamak, Esq.

Alston & Bird LLP

90 Park Avenue

New York, New York 10016

Telephone: (212) 210-1256

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offer, issuance and sale of our common stock, preferred stock, warrants, debt securities, and units; and
●	an at-the-market offering prospectus covering the offer, issuance and sale of up to $400,000,000 of our common stock available under our sales agreement with Cantor Fitzgerald & Co. and B. Riley Securities, Inc. which we refer to collectively as the “Sales Agents,” and each individually as a “Sales Agent”), dated September 2, 2022.

The base prospectus immediately follows this explanatory note. The at-the-market offering prospectus immediately follows the base prospectus. Upon termination of the sales agreement with the Sales Agents, any amounts included in the at-the-market offering prospectus that remain unsold will be available for sale in other offerings pursuant to the base prospectus.

PROSPECTUS

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

The following are types of securities that we may offer, issue and sell from time to time, together or separately:

●	shares of our common stock;

●	shares of our preferred stock;

●	warrants;

●	debt securities; and

●	units consisting of any combination of our common stock, preferred stock, warrants or debt securities.

We may offer our securities in one or more offerings in amounts, at prices, and on terms determined at the time of the offering. We may sell our securities through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers, we will name them and describe their compensation in a prospectus or prospectus supplement.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “TGTX.” On September 1, 2022, the per share closing price of our common stock as reported on the Nasdaq Capital Market was $7.36 per share.

Investing in our securities involves certain risks. See “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended June 30, 2022, which has been filed with the SEC and is incorporated by reference into this prospectus. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 2, 2022.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf registration” statement on Form S-3 that we filed with the Securities and Exchange Commission (“Commission” or “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. We will provide the terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” on page 15.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus or prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only, or when such document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since the relevant date.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus or prospectus supplement that more fully describes the terms of the offering.

When used in this prospectus, the terms “company,” “TGTX,” “issuer,” “we,” “our,” and “us” may refer to TG Therapeutics, Inc. and our consolidated subsidiaries, unless otherwise specified.

TG THERAPEUTICS, INC.

TG Therapeutics is a biopharmaceutical company focused on the acquisition, development and commercialization of novel treatments for B-cell diseases. In addition to a research pipeline including several investigational medicines, TG has completed a Phase 3 program for ublituximab, an investigational glycoengineered monoclonal antibody, to treat patients with relapsing forms of multiple sclerosis (RMS). We also actively evaluate complementary products, technologies and companies for in-licensing, partnership, acquisition and/or investment opportunities.

Our principal executive offices are located at 2 Gansevoort Street, 9th Floor, New York, New York 10014, and our telephone number is 212-554-4484. We maintain a website on the internet at www.tgtherapeutics.com and our e-mail address is info@tgtxinc.com. Our internet website, and the information contained on it, are not to be considered part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider any specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Quarterly Report on Form 10-Q for the period ended June 30, 2022, which has been filed with the SEC and is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, the documents incorporated by reference herein and therein, other public filings and oral and written statements by us and our management, may include statements that constitute “forward-looking statements” within the meaning of the United States securities laws. These statements are based on the beliefs and assumptions of our management and on information available to us at the time such statements are made. Forward-looking statements include information concerning possible or assumed future results of our operations, expenses, earnings, liquidity, cash flows and capital expenditures, industry or market conditions, assets under management, acquisitions and divestitures, debt levels and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products, the prospects for certain legal contingencies, and other aspects of our business or general economic conditions. In addition, when used in this prospectus, the documents incorporated by reference herein or such other documents or statements, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” and any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements.

The factors described in this prospectus, incorporated by reference into this prospectus or contained in our other filings with the Commission, among others, could cause our results to differ materially from any results described in any forward-looking statements.

For more discussion of the risks affecting us, please refer to the section above entitled “Risk Factors.”

You should consider the areas of risk described above in connection with any forward-looking statements that may be made by us and our businesses generally. We expressly disclaim any obligation to update any of the information in this or any other public filing if any forward-looking statement later turns out to be inaccurate, whether as a result of new information, future events or otherwise. For all forward-looking statements, we claim the “safe harbor” provided by Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation and our restated bylaws. You should refer to, and read this summary together with, our amended and restated certificate of incorporation and restated bylaws to review all of the terms of our common stock that may be important to you.

Common Stock

Under our certificate of incorporation, we are authorized to issue a total of 175,000,000 shares of common stock, par value $0.001 per share. As of August 2, 2022, we had 145,274,048 shares of our common stock issued and outstanding. As of August 2, 2022, we have approximately 219 holders of record. All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is listed on the Nasdaq Capital Market under the symbol “TGTX.”

Dividends

Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of our common stock are entitled to receive ratably such dividends and other distributions of cash or any other right or property as may be declared by our board of directors out of our assets or funds legally available for such dividends or distributions.

Voting Rights

The holders of our common stock are entitled to one vote for each share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors.

Liquidation and Dissolution

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distributions and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock (if any) before we may pay distributions to the holders of common stock.

Other

Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

Transfer Agent

American Stock Transfer and Trust Company serves as the transfer agent and registrar for all of our common stock.

Preferred Stock

Under the terms of our restated certificate of incorporation, our board of directors is authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share. Our board of directors may issue shares of preferred stock in one or more series without stockholder approval, and has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. We may amend from time to time our restated certificate of incorporation to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of the voting power of the shares entitled to vote thereon. As of the date of this prospectus, we have 10,000,000 shares of preferred shares authorized, but no shares of preferred stock outstanding.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock until the board of directors determines the specific rights of the holders of preferred stock. However, effects of the issuance of preferred stock include restricting dividends on common stock, diluting the voting power of common stock, impairing the liquidation rights of common stock, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock.

The particular terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

●	the title and liquidation preference per share of the preferred stock and the number of shares offered;

●	the purchase price of the preferred stock;

●	the dividend rate (or method of calculation);

●	the dates on which dividends will be paid and the date from which dividends will begin to accumulate;

●	any redemption or sinking fund provisions of the preferred stock;

●	any listing of the preferred stock on any securities exchange or market;

●	any conversion provisions of the preferred stock;

●	the voting rights, if any, of the preferred stock; and

●	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock and/or preferred stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

●	the title of the warrants;

●	the aggregate number of warrants offered;

●	the designation, number and terms of the shares of common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

●	the exercise price of the warrants;

●	the dates or periods during which the warrants are exercisable;

●	the designation and terms of any securities with which the warrants are issued;

●	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

●	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

●	any minimum or maximum amount of warrants that may be exercised at any one time;

●	any terms relating to the modification of the warrants;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

●	any other specific terms of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior, subordinated or junior subordinated and may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee. We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

Debt Securities

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time pursuant to a supplemental indenture entered into between us and the trustee or an order delivered by us to the trustee. For each series of debt securities we offer, a prospectus supplement accompanying this prospectus will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:

●	title and aggregate principal amount;
●	whether the debt securities will be senior, subordinated or junior subordinated;
●	applicable subordination provisions, if any;
●	provisions regarding whether the debt securities will be convertible or exchangeable into other securities or property of the Company or any other person;
●	percentage or percentages of principal amount at which the debt securities will be issued;
●	maturity date(s);
●	interest rate(s) or the method for determining the interest rate(s);
●	whether interest on the debt securities will be payable in cash or additional debt securities of the same series;
●	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
●	whether the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;
●	redemption, repurchase or early repayment provisions, including our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
●	if other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

●	authorized denominations;
●	form;
●	amount of discount or premium, if any, with which the debt securities will be issued, including whether the debt securities will be issued as “original issue discount” securities;
●	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;
●	where the debt securities may be presented for registration of transfer, exchange or conversion;
●	the place or places where notices and demands to or upon the Company in respect of the debt securities may be made;
●	whether the debt securities will be issued in whole or in part in the form of one or more global securities;
●	if the debt securities will be issued in whole or in part in the form of a book-entry security, the depository or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;
●	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
●	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;
●	the guarantors, if any, of the debt securities, and the extent of the guarantees and any additions or changes to permit or facilitate guarantees of such debt securities;
●	any covenants applicable to the particular debt securities being issued;
●	any defaults and events of default applicable to the debt securities, including the remedies available in connection therewith;
●	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
●	time period within which, the manner in which and the terms and conditions upon which the Company or the purchaser of the debt securities can select the payment currency;
●	securities exchange(s) on which the debt securities will be listed, if any;
●	whether any underwriter(s) will act as market maker(s) for the debt securities;
●	extent to which a secondary market for the debt securities is expected to develop;
●	provisions relating to defeasance;
●	provisions relating to satisfaction and discharge of the indenture;

●	any restrictions or conditions on the transferability of the debt securities;
●	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
●	any addition or change in the provisions related to compensation and reimbursement of the trustee;
●	provisions, if any, granting special rights to holders upon the occurrence of specified events;
●	whether the debt securities will be secured or unsecured, and, if secured, the terms upon which the debt securities will be secured and any other additions or changes relating to such security; and
●	any other terms of the debt securities that are not inconsistent with the provisions of the Trust Indenture Act (but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

One or more series of debt securities may be sold as “original issue discount” securities. These debt securities would be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue, in one more series, units comprised of shares of our common stock or preferred stock, warrants to purchase common stock or preferred stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described herein; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, preferred stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, preferred stock, warrants and/or debt securities.

PLAN OF DISTRIBUTION

We may sell the securities covered in this prospectus in any of three ways (or in any combination):

●	through underwriters or dealers;
●	directly to a limited number of purchasers or to a single purchaser; or
●	through agents.

Each time that we use this prospectus to sell securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of the securities, including:

●	the name or names of any underwriters, dealers or agents and the amounts of any securities underwritten or purchased by each of them; and
●	the public offering price and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Services Regulatory Authority, Inc., or FINRA, the maximum compensation to be received by a FINRA member or independent broker-dealer may not exceed 8% of the offering proceeds. It is anticipated that the maximum compensation to be received in any particular offering of securities will be less than this amount.

At-the-Market Offerings

Upon written instruction from us, a sales agent party to a distribution agency agreement with us will use its commercially reasonable efforts to sell on our behalf, as our agent, the shares of common stock offered as agreed upon by us and the sales agent. We will designate the maximum amount of shares of common stock to be sold through the sales agent, on a daily basis or otherwise as we and the sales agent agree. Subject to the terms and conditions of the applicable distribution agency agreement, the sales agent will use its commercially reasonable efforts to sell, as our sales agent and on our behalf, all of the designated shares of common stock. We may instruct the sales agent not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We may suspend the offering of shares of common stock under any distribution agency agreement by notifying the sales agent. Likewise, the sales agent may suspend the offering of shares of common stock under the applicable distribution agency agreement by notifying us of such suspension.

We also may sell shares to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate agreement setting forth the terms of such transaction.

The offering of common stock pursuant to a distribution agency agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the distribution agency agreement or (2) the termination of the distribution agency agreement by us or by the sales agent.

Sales agents under our distribution agency agreements may make sales by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the Nasdaq Capital Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our common stock, the amounts underwritten, and the nature of its obligations to take our common stock will be described in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our internet website found at www.tgtherapeutics.com. Our stock is quoted on the Nasdaq Capital Market under the symbol “TGTX.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents without restating that information in this document. The information incorporated by reference into this prospectus is considered to be part of this prospectus, and information we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus, will automatically update and supersede the information contained in this prospectus and documents listed below. We incorporate by reference into this prospectus the documents listed below, except to the extent information in those documents differs from information contained in this prospectus, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including exhibits:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2021;

(b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022;

(c)	Our Current Reports on Form 8-K filed with the SEC on January 4, 2022, January 27, 2022, March 1, 2022, April 18, 2022, June 23, 2022, and August 8, 2022 (excluding any information pursuant to Item 2.02 or Item 9.01);

(d)	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2022; and

(e)	The description of our common stock filed with the SEC as Exhibit 4.3 on our Annual Report on Form 10-K on March 1, 2022 and incorporated herein by reference.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: 2 Gansevoort Street, 9th Floor, New York, New York 10014, Attn: Chief Financial Officer, or by calling (212) 554-4484.

LEGAL MATTERS

The legality and validity of the securities offered from time to time under this prospectus will be passed upon by Alston & Bird LLP, New York, New York.

EXPERTS

The consolidated financial statements of TG Therapeutics, Inc. as of December 31, 2021, and for the period ended December 31, 2021, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheet as of December 31, 2020 and the consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2020 incorporated by reference herein and included in the TG Therapeutics, Inc. and subsidiaries Annual Report on Form 10-K for the year ended December 31, 2021   have been audited by CohnReznick LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

TG Therapeutics, Inc.

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

PROSPECTUS

September 2, 2022

PROSPECTUS SUPPLEMENT

(to Prospectus dated September 2, 2022)

Up to $400,000,000

Common Stock

We have entered into an At Market Issuance Sales Agreement, which we refer to as the sales agreement, with Cantor Fitzgerald & Co. and B. Riley Securities, Inc., each an Agent and collectively, the Agents, relating to the sale of shares of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, under this prospectus supplement we may offer and sell shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $400,000,000 from time to time through or to the Agents, acting as agent or principal.

Our common stock is traded on The Nasdaq Capital Market, or the Exchange, under the symbol “TGTX.” The last reported sale price of our common stock, on September 1, 2022, was $7.36 per share.

Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. The Agents are not required to sell any specific amount, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agents will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold. In connection with the sale of the common stock on our behalf, each Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of each Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act.

Investing in these securities involves a high degree of risk. Before buying shares of our common stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

Cantor	B. Riley Securities

The date of this prospectus supplement is September 2, 2022

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the Agents have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. Neither the delivery of this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, nor the sale of our common stock means that information contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, is correct after their respective dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “TG,” the “Company” and similar designations refer to TG Therapeutics, Inc. and our subsidiaries. This prospectus supplement contains trademarks and trade names of TG Therapeutics, Inc., including our name and logo. Other service marks, trademarks and trade names referred to in this document are the property of their respective owners.

S-ii

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus supplement may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” or the negative of these words or other comparable terminology, although not all forward-looking statements contain these identifying words. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements. In addition, with respect to all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about our:

●	our ability to obtain regulatory approval for ublituximab in relapsing forms of multiple sclerosis (RMS) and any other product candidates;
●	our ability to adapt and expand our commercial infrastructure to successfully launch, market and sell ublituximab in RMS if we obtain regulatory approval in the future;
●	the success of the potential commercialization of ublituximab or any future products or combinations of products, including the anticipated rate and degree of market acceptance and pricing and reimbursement;
●	the initiation, timing, progress and results of our pre-clinical studies and clinical trials;
●	our ability to advance drug candidates into, and successfully complete, clinical trials;
●	our ability to establish and maintain contractual relationships, on commercially reasonable terms, with third parties for manufacturing, distribution and supply, and a range of other support functions for our clinical development and commercialization efforts;
●	the implementation of our business model, strategic plans for our business and drug candidates;
●	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates;
●	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;
●	our ability to maintain and establish collaborations and enter into strategic arrangements, if desired;
●	our ability to meet any of our financial projections or guidance, including without limitation short and long-term revenue projections or guidance and changes to the assumptions underlying those projections or guidance;
●	our ability to obtain sufficient capital to fund our planned operations;
●	our financial performance and cash burn management; and
●	developments relating to our competitors and our industry.

The forward-looking statements contained in this prospectus supplement reflect our views and assumptions only as of the date this prospectus supplement is signed. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. Except as required by law, we assume no responsibility for updating any forward-looking statements. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commissions (the “SEC”) after the date of this prospectus supplement. See “Where you can find more information” and “Incorporation of certain information by reference.”

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the ‘‘Risk Factors’’ section contained in this prospectus supplement and our consolidated financial statements and the related notes and the other documents incorporated by reference herein.

Our Business

TG Therapeutics is a biopharmaceutical company focused on the acquisition, development and commercialization of novel treatments for B-cell diseases. In addition to a research pipeline including several investigational medicines, TG has completed a Phase 3 program for ublituximab, an investigational glycoengineered monoclonal antibody, to treat patients with relapsing forms of multiple sclerosis (RMS). We also actively evaluate complementary products, technologies and companies for in-licensing, partnership, acquisition and/or investment opportunities.

Our Products Under Development

We have leveraged our B-cell platform to develop a drug pipeline of small molecule kinase inhibitors and intravenously delivered immunotherapies that leverage the patients’ own immune system. In connection with the April 2022 withdrawal of the Biologics License Application (BLA) and supplemental New Drug Application (sNDA) for U2 (a combination therapy of ublituximab and umbralisib) to treat patients with chronic lymphocytic leukemia (CLL)/small lymphocytic lymphoma (SLL) and the withdrawal of UKONIQ (umbralisib) from sale in its previously approved indications of relapsed/refractory marginal zone lymphoma (MZL) and follicular lymphoma (FL), we are re-evaluating all our current oncology studies and products under development for oncology indications, including umbralisib +/- ublituximab and have paused or closed a number of trials and programs related to these indications. The following table summarizes our current clinical stage pipeline:

Clinical Drug Candidate (molecular target)	Initial Target Disease	Stage of Development (trial name)
Ublituximab (anti-CD20 mAb)	Relapsing Multiple Sclerosis (RMS)	Phase 3 trials (ULTIMATE I and II)
Cosibelimab/TG-1501 (anti-PDL1 mAb)	B-cell cancers	Phase 1 trial
TG-1701 (BTK inhibitor)	B-cell cancers	Phase 1 trial
TG-1801 (anti-CD47/CD19 bispecific Ab)	B-cell cancers	Phase 1 trial

Phase 3 ULTIMATE Program in Relapsing Forms of Multiple Sclerosis

ULTIMATE I and ULTIMATE II are two independent Phase 3 trials. Each trial is a global, randomized, multi-center, double-blinded, double-dummy, active-controlled study comparing the efficacy and safety/tolerability of ublituximab (450mg dose administered by one-hour intravenous infusion every 6 months, following a day 1 infusion of 150mg over four hours and a day 15 infusion of 450mg over one hour) versus teriflunomide (14mg oral tablets taken once daily) in subjects with RMS. These trials were conducted under a special protocol assessment (SPA) with the FDA. The ULTIMATE I and II trials were led by Lawrence Steinman, MD, Zimmermann Professor of Neurology & Neurological Sciences, and Pediatrics at Stanford University. Full enrollment was completed in October 2018, with approximately 1,100 subjects enrolled in both studies combined.

o	In April 2021, data from the ULTIMATE I and II trials were presented at the American Academy of Neurology Annual meeting. Both studies met their primary endpoint with ublituximab treatment demonstrating a statistically significant reduction in annualized relapse rate (ARR) over a 96-week period (p<0.005 in each trial). Key secondary MRI endpoints were also met. Additional data from these trials have been presented at various other medical meetings.

o	On December 14, 2021, we announced that the FDA accepted a BLA for ublituximab as a treatment for patients with RMS and notified the Company that it is not currently planning to hold an advisory committee meeting to discuss this application.
o	On May 31, 2022, we announced that the FDA extended the Prescription Drug User Fee Act (PDUFA) goal date to December 28, 2022 for the BLA for ublituximab as a treatment for patients with RMS, to allow time to review a submission provided by the Company in response to an FDA information request and which the FDA deemed a major amendment.
o	On August 22, 2022 results from the ULTIMATE I & II Phase 3 trials were published in The New England Journal of Medicine (NEJM).

Company Information

Our principal executive offices are located at 2 Gansevoort St., 9th Floor, New York, New York 10014, and our telephone number is 212-554-4484. We maintain a website on the internet at www.tgtherapeutics.com and our e-mail address is info@tgtxinc.com. Our website, and the information contained on it, are not to be considered part of this prospectus supplement or the accompanying prospectus. For further information regarding us and our financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

THE OFFERING

Issuer	TG Therapeutics, Inc.
Securities offered by us pursuant to this prospectus supplement	Shares of our common stock having an aggregate offering price of up to $400,000,000.
Plan of Distribution

“At the market offering” that may be made from time to time through or to the Agents, as sales agent or principal. See the section titled “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of Proceeds

We intend to use the net proceeds of this offering for the continued development and commercialization of ublituximab, the potential in-license, acquisition, development and commercialization of other pharmaceutical products, and for general corporate purposes. See “Use of Proceeds” on page S-8.

Risk Factors	See “Risk Factors” beginning on page S-4 for a discussion of factors that you should consider before buying shares of our common stock.
Nasdaq Capital Market Symbol	TGTX

RISK FACTORS

Investment in our common stock involves risks. Before deciding whether to invest in our common stock, you should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to this Offering

Future sales or other issuances of our common stock could depress the market for our common stock.

Sales of a substantial number of shares of our common stock, or the perception by the market that those sales could occur, could cause the market price of our common stock to decline or could make it more difficult for us to raise funds through the sale of equity in the future.

If we make one or more significant acquisitions in which the consideration includes stock or other securities, our stockholders’ holdings may be significantly diluted. In addition, stockholders’ holdings may also be diluted if we enter into arrangements with third parties permitting us to issue shares of common stock in lieu of certain cash payments upon the achievement of milestones.

Our stock price is, and we expect it to remain, volatile, which could limit investors’ ability to sell stock at a profit.

The trading price of our common stock is likely to be highly volatile and subject to wide fluctuations in price in response to various factors, many of which are beyond our control. These factors include:

●	publicity regarding actual or potential clinical results relating to products under development by our competitors or us;
●	delay or failure in initiating, completing or analyzing nonclinical or clinical trials or the unsatisfactory design or results of these trials;
●	achievement or rejection of regulatory approvals by our competitors or us;
●	announcements of technological innovations or new commercial products by our competitors or us;
●	developments concerning proprietary rights, including patents;
●	developments concerning our collaborations;
●	regulatory developments in the United States and foreign countries;
●	economic or other crises and other external factors, including the effect of the COVID-19 pandemic on the global economy and its potential to negatively affect the hospitals and clinical sites in which we conduct any of our clinical trials, and patients’ willingness to access those sites to continue the trials, which could have a material adverse effect on our business, our results of operations or our financial condition;
●	period-to-period fluctuations in our revenues and other results of operations;

●	changes in financial estimates by securities analysts; and
●	sales of our common stock by us.

We will not be able to control many of these factors, and we believe that period-to-period comparisons of our financial results will not necessarily be indicative of our future performance.

In addition, the stock market in general, and the market for biotechnology companies in particular, has experienced extreme price and volume fluctuations that may have been unrelated or disproportionate to the operating performance of individual companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.

Certain anti-takeover provisions in our charter documents and Delaware law could make a third-party acquisition of us difficult. This could limit the price investors might be willing to pay in the future for our common stock.

Provisions in our amended and restated certificate of incorporation and restated bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, or control us. These factors could limit the price that certain investors might be willing to pay in the future for shares of our common stock. Our amended and restated certificate of incorporation allows us to issue preferred stock without the approval of our stockholders, including pursuant to our shareholder rights plan. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers, including voting rights, of such holders. In certain circumstances, such issuance could have the effect of decreasing the market price of our common stock. Our shareholder rights plan could be used by our board to deter any third party offer to acquire a significant portion of our common stock, even an offer at a premium to the market price. Our restated bylaws eliminate the right of stockholders to call a special meeting of stockholders, which could make it more difficult for stockholders to effect certain corporate actions. Any of these provisions could also have the effect of delaying or preventing a change in control.

We have broad discretion to use the net proceeds from this offering and our investment of these proceeds pending any such use may not yield a favorable return.

Our management has broad discretion as to how to spend the proceeds from this offering and may spend these proceeds in ways with which our stockholders may not agree. Pending any such uses, we plan to invest the net proceeds of this offering in short-term and long-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

You will experience immediate and substantial dilution.

Since the public offering price of the shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

The actual number of shares we will issue under the At Market Issuance Sales Agreement with the sales agents, at any one time or in total, is uncertain.

Subject to certain limitations in the At Market Issuance Sales Agreement with the sales agents and compliance with applicable law, we have the discretion to deliver placement notices to the sales agents at any time throughout the term of the At Market Issuance Sales Agreement. The number of shares that are sold by sales agents, if any, after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with sales agents.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

DILUTION

Purchasers of the shares offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution in the net tangible book value per share of the common stock they purchase. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of June 30, 2022. Our net tangible book value as of June 30, 2022 was approximately $128.2 million, or $0.88 per share of our common stock.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of our common stock in the aggregate amount of $400,000,000 at an assumed offering price of $7.36 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on September 1, 2022, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of June 30, 2022 would have been approximately $516.2 million, or $2.59 per share of common stock. This represents an immediate increase in net book value of $1.71 per share to our existing shareholders and an immediate dilution in net tangible book value of $4.77 to new investors in this offering.

The following table illustrates this calculation on a per share basis:

Public offering price per share		$7.36
Net tangible book value per share as of June 30, 2022	$0.88
Increase per share attributable to this offering	$1.71
As adjusted net tangible book value per share as of June 30, 2022 after this offering		$2.59
Dilution per share to new investors participating in this offering		$4.77

The above table is based on 145,156,749 shares of common stock outstanding as of June 30, 2022, and excludes, as of June 30, 2022:

●	3,225,515 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $7.13 per share;

●	19,652 shares of common stock issuable upon the conversion of outstanding notes payable with a weighted average conversion price of $1,125 per share;

●	an aggregate of 15,796,910 shares of common stock reserved for future issuance under our stock option and incentive plans; and

●	262,100 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $10.17 per share.

To the extent that any options or warrants are exercised, new options are issued under our equity incentive plans or we otherwise issue additional shares of common stock in the future at a price less than the public offering price, there will be further dilution to new investors.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $400,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, expenses, and proceeds to us, if any, are not determinable at this time but will be reported in our periodic reports.

We expect to use the net proceeds from this offering:

●	to fund the ongoing development and commercialization of ublituximab;
●	to potentially in-license, acquire, develop and commercialize additional drug candidates; and
●	for general corporate purposes.

The timing and amounts of our actual expenditures will depend on several factors, including the progress of our research and development programs, the results of other pre-clinical and clinical studies and the timing and costs of regulatory approvals. Pending the uses described above, we will invest the net proceeds in short-term and long-term, investment grade, interest-bearing securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board of Directors.

PLAN OF DISTRIBUTION

We have entered into an At Market Issuance Sales Agreement with Cantor Fitzgerald & Co. and B. Riley Securities, Inc. (formerly B. Riley FBR, Inc.), (the “Agents”), under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $400,000,000 from time to time through or to the Agents, as sales agent or principal.

Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, the Agents may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the Agents not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agents may suspend the offering of common stock upon notice and subject to other conditions.

We will pay the Agents a commission, in cash, for their services in acting as an agent in the sale of our common stock. The Agents will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, expenses, and proceeds to us, if any, are not determinable at this time but will be reported in our periodic reports. The Company estimates fees and expenses relating to this offering payable by the Company, excluding commissions payable to the Agents under the sales agreement, to be $50,000.

Settlement for sales of common stock will generally occur on the second business day following the date on which any sales are made (or such earlier day as is industry practice for regular-way trading), or on some other date that is agreed upon by us and the Agents in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Agents will use their commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the common stock on our behalf, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all shares of our common stock subject to the sales agreement (unless the parties agree to extend the sales agreement) or (2) termination of the sales agreement as permitted therein. We and the Agents may each terminate the sales agreement at any time upon ten days’ prior notice.

The Agents and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation and our restated bylaws. You should refer to, and read this summary together with, our amended and restated certificate of incorporation and restated bylaws to review all of the terms of our common stock that may be important to you.

Common Stock

Under our certificate of incorporation, we are authorized to issue a total of 175,000,000 shares of common stock, par value $0.001 per share. As of August 2, 2022, we had 145,274,048 shares of our common stock issued and outstanding. As of August 2, 2022, we have approximately 219 holders of record. All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is listed on the Nasdaq Capital Market under the symbol “TGTX.”

Dividends

Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of our common stock are entitled to receive ratably such dividends and other distributions of cash or any other right or property as may be declared by our board of directors out of our assets or funds legally available for such dividends or distributions.

Voting Rights

The holders of our common stock are entitled to one vote for each share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors.

Liquidation and Dissolution

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distributions and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock (if any) before we may pay distributions to the holders of common stock.

Other

Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

Transfer Agent

American Stock Transfer and Trust Company serves as the transfer agent and registrar for all of our common stock.

Preferred Stock

Under the terms of our restated certificate of incorporation, our board of directors is authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share. Our board of directors may issues shares of preferred stock in one or more series without stockholder approval, and has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. We may amend from time to time our restated certificate of incorporation to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of the voting power of the shares entitled to vote thereon. As of the date of this prospectus, we have 10,000,000 shares of preferred shares authorized, but no shares of preferred stock outstanding.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock until the board of directors determines the specific rights of the holders of preferred stock. However, effects of the issuance of preferred stock include restricting dividends on common stock, diluting the voting power of common stock, impairing the liquidation rights of common stock, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock.

The particular terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

●	the title and liquidation preference per share of the preferred stock and the number of shares offered;

●	the purchase price of the preferred stock;

●	the dividend rate (or method of calculation);

●	the dates on which dividends will be paid and the date from which dividends will begin to accumulate;

●	any redemption or sinking fund provisions of the preferred stock;

●	any listing of the preferred stock on any securities exchange or market;

●	any conversion provisions of the preferred stock;

●	the voting rights, if any, of the preferred stock; and

●	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable.

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at www.tgtherapeutics.com. Our stock is quoted on the Nasdaq Capital Market under the symbol “TGTX.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents without restating that information in this document. The information incorporated by reference into this prospectus is considered to be part of this prospectus, and information we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus, will automatically update and supersede the information contained in this prospectus and documents listed below. We incorporate by reference into this prospectus the documents listed below, except to the extent information in those documents differs from information contained in this prospectus, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including exhibits:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2021;

(b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022;

(c)	Our Current Reports on Form 8-K filed with the SEC on January 4, 2022, January 27, 2022, March 1, 2022, April 18, 2022, June 23, 2022, and August 8, 2022 (excluding any information pursuant to Item 2.02 or Item 9.01);

(d)	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2022; and

(e)	The description of our common stock filed with the SEC as Exhibit 4.3 on our Annual Report on Form 10-K on March 1, 2022 and incorporated herein by reference.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: 2 Gansevoort Street, 9th Floor, New York, New York 10014, Attn: Chief Financial Officer, or by calling (212) 554-4484.

LEGAL MATTERS

The legality and validity of the securities offered from time to time under this prospectus will be passed upon by Alston & Bird LLP, New York, New York. Duane Morris LLP, New York, New York, is counsel to the Agents in connection with this offering.

EXPERTS

The consolidated financial statements of TG Therapeutics, Inc. as of December 31, 2021, and for the period ended December 31, 2021, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheet as of December 31, 2020 and the consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2020 incorporated by reference herein and included in the TG Therapeutics, Inc. and subsidiaries Annual Report on Form 10-K for the year ended December 31, 2021   have been audited by CohnReznick LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

TG Therapeutics, Inc.

Up to $400,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Cantor	B. Riley Securities

September 2, 2022

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses (all of which will be borne by the registrant) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any). All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee		*
Trustee fees and expenses	$	+
Printing and distributing	$	+
Legal fees and expenses	$	+
Accounting fees and expenses	$	+
Miscellaneous	$	+
	$	+
Total	$	+

*	Deferred in reliance on Rule 456(b) and 457(r).

+To be filed as an exhibit to a document to be incorporated by reference herein.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the General Corporation Law of the State of Delaware, or DGCL, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director’s duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Registrant’s Amended and Restated Certificate of Incorporation eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in the DGCL.

Section 145 of the DGCL grants to corporations the power to indemnify each officer and director against liabilities and expenses incurred by reason of the fact that he or she is or was an officer or director of the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Registrant’s Amended and Restated Certificate of Incorporation and Restated Bylaws provide for indemnification of each officer and director of the Registrant to the fullest extent permitted by the DGCL. Section 145 of the DGCL also empowers corporations to purchase and maintain insurance on behalf of any person who is or was an officer or director of the corporation against liability asserted against or incurred by him in any such capacity, whether or not the corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145 of the DGCL.

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See the Exhibit Index, which is incorporated into this registration statement by reference.

(b)	Financial Statement Schedules

Schedules for which provision is made in the applicable accounting regulations of the SEC are either not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements incorporated by reference and therefore has been omitted.

ITEM 17.	UNDERTAKINGS.

A.	RULE 415 OFFERING

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)Not Applicable.
(5)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Filings Incorporating Subsequent Exchange Act Documents By Reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

H. Request for Acceleration of Effective Date or Filing of Registration Statement

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

I. Registration Statement Permitted by Rule 430A

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 10-K for the year ended December 31, 2011).
4.2	Form of Preferred Stock Certificate*
4.3	Form of Indenture†
4.4	Form of Warrant Agreement*
4.5	Form of Warrant Certificate*
4.6	Form of Unit Agreement*
4.7	Form of Unit Certificate*
5.1	Opinion of Alston & Bird LLP†
23.1	Consent of KPMG LLP†
23.2	Consent of CohnReznick LLP†
23.3	Consent of Alston & Bird LLP (included in Exhibit 5.1)†
24.1	Power of Attorney (included on the signature page to this Registration Statement)†
25.1	Statement of Eligibility of Trust Under Debt Indenture**
107	Filing Fee Table†

†	Filed herewith.

*

To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, to the extent applicable.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, if necessary.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on September 2, 2022.

TG Therapeutics, Inc.

By:	/s/ Michael S. Weiss
Michael S. Weiss
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

KNOWN BY ALL THESE PRESENT, that each person whose signature appears below constitutes and appoints each of Michael S. Weiss and Sean A. Power, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of September 2, 2022.

Signatures	Title

/s/ Michael S. Weiss	Chairman, Chief Executive Officer and President
Michael S. Weiss

/s/ Sean A. Power	Chief Financial Officer, Treasurer and Corporate Secretary
Sean A. Power

/s/ Laurence N. Charney	Director
Laurence N. Charney

/s/ Yann Echelard	Director
Yann Echelard

/s/ Daniel Hume	Director
Daniel Hume

/s/ Kenneth Hoberman	Director
Kenneth Hoberman

/s/ Sagar Lonial	Director
Sagar Lonial